Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Limeade, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Henry Albrecht, Chief Executive Officer of the Company and Paul Crick, Principal Financial Officer and Controller of the Company(Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942 certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2023

/s/ Henry Albrecht	/s/ Paul Crick
Henry Albrecht	Paul Crick
Principal Executive Officer	Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.